Exhibit 99.1

CONTACT: Rob Seelig (603) 640-2212

WHITE MOUNTAINS REPORTS THIRD QUARTER RESULTS

HAMILTON, Bermuda (November 6, 2023) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $1,542 and adjusted book value per share of $1,588 as of September 30, 2023. Book value per share and adjusted book value per share both increased 1% in the third quarter of 2023 and 6% in the first nine months ended September 30, 2023, including dividends.

Manning Rountree, CEO, commented, “ABVPS was up 1% in the quarter and 6% year-to-date. BAM generated $36 million of total gross written premiums and member surplus contributions in the quarter; primary market issuance remains below historical levels but ticked up slightly year-over-year. Ark produced an 81% combined ratio while growing premiums 17% year over year. WM Outrigger Re delivered a 44% combined ratio and $37 million of pre-tax income. The fair value of Kudu’s portfolio of existing participation contracts grew 2% despite a challenging quarter for investment markets. Kudu grew annualized adjusted EBITDA to $47 million and closed one new deployment in the quarter. MediaAlpha’s share price declined in the quarter, reducing ABVPS by 1%. Excluding MediaAlpha, the investment portfolio was up 1% in the quarter, outperforming benchmarks. We were pleased to announce our acquisition of Bamboo and the launch of WM Partners. Including the Bamboo acquisition, undeployed capital stands at roughly $400 million.”

Comprehensive income attributable to common shareholders was $23 million and $224 million in the third quarter and first nine months of 2023 compared to $890 million and $748 million in the third quarter and first nine months of 2022. Results in the third quarter and first nine months of 2022 included the net gain from the sale of NSM of $876 million. Results in the third quarter and first nine months of 2023 included $47 million and $39 million of unrealized investment losses from White Mountains’s investment in MediaAlpha compared to $19 million and $113 million in the third quarter and first nine months of 2022.

HG Global/BAM

BAM’s gross written premiums and member surplus contributions (MSC) collected were $36 million and $84 million in the third quarter and first nine months of 2023 compared to $46 million and $109 million in the third quarter and first nine months of 2022. BAM insured municipal bonds with par value of $4.2 billion and $10.5 billion in the third quarter and first nine months of 2023 compared to $4.1 billion and $13.5 billion in the third quarter and first nine months of 2022. Total pricing was 87 and 80 basis points in the third quarter and first nine months of 2023 compared to 110 and 81 basis points in the third quarter and first nine months of 2022. BAM’s total claims paying resources were $1,474 million at September 30, 2023 compared to $1,423 million at December 31, 2022 and $1,260 million at September 30, 2022.

Seán McCarthy, CEO of BAM, said, “Market conditions improved in the third quarter, and BAM posted its strongest par insured, pricing and premium results so far this year. Strong demand for bond insurance benefited primary market volume. The increase in interest rates and volatility, particularly at the end of the quarter, boosted secondary market activity.”

HG Global reported pre-tax income (loss) of $(2) million and $22 million in the third quarter and first nine months of 2023 compared to $(12) million and $(35) million in the third quarter and first nine months of 2022. HG Global’s results included net realized and unrealized investment losses of $14 million and $11 million in the third quarter and first nine months of 2023 compared to $20 million and $58 million in the third quarter and first nine months of 2022, driven by increasing interest rates in all periods.

White Mountains reported pre-tax loss related to BAM of $28 million and $57 million in the third quarter and first nine months of 2023 compared to $32 million and $98 million in the third quarter and first nine months of 2022. BAM’s results included net realized and unrealized investment losses of $11 million and $6 million in the third quarter and first nine months of 2023 compared to $19 million and $56 million in the third quarter and first nine months of 2022, driven by increasing interest rates in all periods.

BAM is a mutual insurance company that is owned by its members. BAM’s results are consolidated into White Mountains’s GAAP financial statements and attributed to noncontrolling interests.

Ark/WM Outrigger

The Ark/WM Outrigger segment’s combined ratio was 77% and 83% in the third quarter and first nine months of 2023. Ark/WM Outrigger reported gross written premiums of $251 million and $1,667 million, net written premiums of $231 million and $1,306 million and net earned premiums of $499 million and $1,047 million in the third quarter and first nine months of 2023. Ark/WM Outrigger reported pre-tax income of $99 million and $193 million in the third quarter and first nine months of 2023.

Ark’s combined ratio was 81% and 87% in the third quarter and first nine months of 2023 compared to 87% and 90% in the third quarter and first nine months of 2022. Ark’s combined ratio in the third quarter of 2023 included 11 points of catastrophe losses, which included losses from Hurricane Idalia, the Maui wildfires and various smaller events, compared to 21 points of catastrophe losses in the third quarter of 2022, driven primarily by losses from Hurricane Ian. Ark’s combined ratio in the first nine months of 2023 included seven points of catastrophe losses, which included losses from Hurricane Idalia, the Maui wildfires and various smaller events, compared to 17 points of catastrophe losses in the first nine months of 2022, driven primarily by losses from Hurricane Ian and the conflict in Ukraine. Ark’s combined ratio in the third quarter and first nine months of 2023 included less than one point of net favorable prior year development and two points of net unfavorable prior year development compared to three points and five points of net favorable prior year development in the third quarter and first nine months of 2022.

Ark reported gross written premiums of $251 million and $1,667 million, net written premiums of $225 million and $1,198 million and net earned premiums of $438 million and $972 million in the third quarter and first nine months of 2023 compared to gross written premiums of $216 million and $1,253 million, net written premiums of $193 million and $1,007 million and net earned premiums of $346 million and $758 million in the third quarter and first nine months of 2022.

Ark reported pre-tax income (loss) of $62 million and $140 million in the third quarter and first nine months of 2023 compared to $24 million and $(20) million in the third quarter and first nine months of 2022. Ark’s results included net realized and unrealized investment gains (losses) of $(7) million and $36 million in the third quarter and first nine months of 2023 compared to $(14) million and $(77) million in the third quarter and first nine months of 2022.

Ian Beaton, CEO of Ark, said, “Ark had a good third quarter notwithstanding global catastrophe activity. The combined ratio was 81% in the quarter, an improvement of six points year-over-year. Gross written premiums were $251 million in the quarter and $1,667 million year-to-date, up 17% and 33%, respectively, from 2022 levels. Risk-adjusted rate change is up 11% in the quarter and 16% year-to-date. Momentum remains positive.”

WM Outrigger Re’s combined ratio was 44% and 40% in the third quarter and first nine months of 2023. WM Outrigger Re reported gross and net written premiums of $6 million and $108 million and net earned premiums of $61 million and $75 million in the third quarter and first nine months of 2023. WM Outrigger Re reported pre-tax income of $37 million and $53 million in the third quarter and first nine months of 2023.

Kudu

Kudu reported total revenues of $26 million, pre-tax income of $16 million and adjusted EBITDA of $12 million in the third quarter of 2023 compared to total revenues of $56 million, pre-tax income of $47 million and adjusted EBITDA of $12 million in the third quarter of 2022. Total revenues, pre-tax income and adjusted EBITDA included $15 million of net investment income in both the third quarter of 2023 and 2022. Total revenues and pre-tax income also included $11 million of net realized and unrealized investment gains in the third quarter of 2023 compared to $41 million in the third quarter of 2022.

Kudu reported total revenues of $89 million, pre-tax income of $62 million and adjusted EBITDA of $34 million in the first nine months of 2023 compared to total revenues of $87 million, pre-tax income of $66 million and adjusted EBITDA of $33 million in the first nine months of 2022. Total revenues, pre-tax income and adjusted EBITDA included $44 million of net investment income in the first nine months of 2023 compared to $41 million in the first nine months of 2022. Total revenues and pre-tax income also included $45 million of net realized and unrealized investment gains in the first nine months of 2023 compared to $46 million in the first nine months of 2022.

Rob Jakacki, CEO of Kudu, said, “The fair value of Kudu’s existing participation contracts was up 2% in the quarter. Trailing 12 months net investment income increased 1% quarter-over-quarter to $57 million, and annualized adjusted EBITDA increased 8% quarter-over-quarter to $47 million. We are pleased to have closed our capital deployment in Apera Asset Management, a European private credit specialist, which further diversifies Kudu’s portfolio. Kudu continues to identify high-quality asset and wealth managers across the globe, and we expect to deploy additional capital this year.”

MediaAlpha

As of September 30, 2023, White Mountains owned 22.9 million shares of MediaAlpha, representing a 35% basic ownership interest (33% on a fully-diluted/fully-converted basis). As of September 30, 2023, MediaAlpha’s closing price was $8.26 per share, which decreased from $10.31 per share as of June 30, 2023. The carrying value of White Mountains’s investment in MediaAlpha was $189 million as of September 30, 2023, which decreased from $236 million as of June 30, 2023. At our current level of ownership, each $1.00 per share increase or decrease in the share price of MediaAlpha will result in an approximate $9.00 per share increase or decrease in White Mountains’s book value per share and adjusted book value per share. We encourage you to read MediaAlpha’s third quarter earnings release and related shareholder letter, which is available on MediaAlpha’s investor relations website at www.investors.mediaalpha.com.

Other Operations

White Mountains’s Other Operations reported pre-tax income (loss) of $(63) million and $19 million in the third quarter and first nine months of 2023 compared to $(58) million and $(191) million in the third quarter and first nine months of 2022. Unrealized investment losses from White Mountains’s investment in MediaAlpha were $47 million and $39 million in the third quarter and first nine months of 2023 compared to $19 million and $113 million in the third quarter and first nine months of 2022. Excluding MediaAlpha, net realized and unrealized investment gains (losses) were $8 million and $126 million in the third quarter and first nine months of 2023 compared to $(17) million and $3 million in the third quarter and first nine months of 2022. Net investment income was $8 million and $22 million in the third quarter and first nine months of 2023 compared to $9 million and $14 million in the third quarter and first nine months of 2022. White Mountains’s Other Operations reported general and administrative expenses of $42 million and $131 million in the third quarter and first nine months of 2023 compared to $41 million and $122 million in the third quarter and first nine months of 2022.

Share Repurchases

White Mountains did not repurchase any of its common shares in the third quarter of 2023. In the first nine months of 2023, White Mountains repurchased and retired 24,165 of its common shares for $33 million at an average share price of $1,354.88, or 85% of White Mountains’s adjusted book value per share as of September 30, 2023.

In the third quarter of 2022, White Mountains repurchased and retired 366,645 of its common shares for $509 million at an average share price of $1,388.24, or 94% of White Mountains’s September 30, 2022 adjusted book value per share. In the first nine months of 2022, White Mountains repurchased and retired 457,180 of its common shares for $611 million at an average share price of $1,335.44, or 91% of White Mountains’s September 30, 2022 adjusted book value per share. These amounts included the results of White Mountains’s self-tender offer in September 2022.

Investments

The total consolidated portfolio return was -0.2% in the third quarter of 2023. Excluding MediaAlpha, the total consolidated portfolio return was 0.6% in the third quarter of 2023. The total consolidated portfolio return was 0.4% in the third quarter of 2022. Excluding MediaAlpha, the total consolidated portfolio return was 0.5% in the third quarter of 2022.

The total consolidated portfolio return was 5.3% in the first nine months of 2023. Excluding MediaAlpha, the total consolidated portfolio return was 6.3% in the first nine months of 2023. The total consolidated portfolio return was -3.6% in the first nine months of 2022. Excluding MediaAlpha, the total consolidated portfolio return was -1.4% in the first nine months of 2022.

Mark Plourde, President of White Mountains Advisors, said, “Excluding MediaAlpha, the total portfolio returned 0.6% in the quarter, a good result in a challenging market. The fixed income portfolio was flat, outperforming the longer duration BBIA Index return of -1.9%. The equity portfolio, excluding MediaAlpha, returned 1.4%, well ahead of the S&P 500 return of -3.3%. The relative outperformance was attributable to gains across our other long-term investments portfolio.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-Q today with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	September 30, 2023	December 31, 2022	September 30, 2022
Assets
Financial Guarantee (HG Global/BAM)
Fixed maturity investments	$932.2	$909.9	$874.4
Short-term investments	80.1	65.9	62.3
Total investments	1,012.3	975.8	936.7
Cash	4.9	18.2	17.3
Insurance premiums receivable	5.5	6.6	6.6
Deferred acquisition costs	38.5	36.0	34.9
Other assets	22.2	21.9	22.3
Total Financial Guarantee assets	1,083.4	1,058.5	1,017.8
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Fixed maturity investments	775.0	772.8	741.8
Common equity securities	384.9	334.6	286.4
Short-term investments	850.0	484.6	309.4
Other long-term investments	416.6	373.6	329.7
Total investments	2,426.5	1,965.6	1,667.3
Cash	129.6	101.5	123.4
Reinsurance recoverables	538.4	595.3	610.6
Insurance premiums receivable	781.6	544.1	698.6
Deferred acquisition costs	178.7	127.2	151.4
Goodwill and other intangible assets	292.5	292.5	292.5
Other assets	66.9	65.2	62.9
Total P&C Insurance and Reinsurance assets	4,414.2	3,691.4	3,606.7
Asset Management (Kudu)
Short-term investments	17.3	—	—
Other long-term investments	780.7	695.9	813.2
Total investments	798.0	695.9	813.2
Cash (restricted $—, $12.2, $8.9)	5.4	101.4	76.6
Accrued investment income	15.8	12.4	12.5
Goodwill and other intangible assets	8.4	8.6	8.7
Other assets	8.3	7.6	9.7
Total Asset Management assets	835.9	825.9	920.7
Other Operations
Fixed maturity investments	270.7	238.2	238.1
Common equity securities	252.1	333.8	824.7
Investment in MediaAlpha	188.8	168.6	46.4
Short-term investments	215.5	373.6	148.2
Other long-term investments	698.5	418.5	479.8
Total investments	1,625.6	1,532.7	1,737.2
Cash	22.9	33.9	28.4
Goodwill and other intangible assets	71.2	91.3	92.0
Other assets	89.6	155.6	142.2
Total Other Operations assets	1,809.3	1,813.5	1,999.8
Total assets	$8,142.8	$7,389.3	$7,545.0

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	September 30, 2023	December 31, 2022	September 30, 2022
Liabilities
Financial Guarantee (HG Global/BAM)
Unearned insurance premiums	$312.3	$298.3	$286.7
Debt	146.8	146.5	146.4
Accrued incentive compensation	19.9	28.0	21.6
Other liabilities	40.0	29.0	29.5
Total Financial Guarantee liabilities	519.0	501.8	484.2
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Loss and loss adjustment expense reserves	1,571.8	1,296.5	1,329.4
Unearned insurance premiums	984.6	623.2	781.3
Debt	184.6	183.7	180.0
Reinsurance payable	146.3	251.1	312.7
Contingent consideration	62.1	45.3	32.9
Other liabilities	132.0	122.3	107.6
Total P&C Insurance and Reinsurance liabilities	3,081.4	2,522.1	2,743.9
Asset Management (Kudu)
Debt	203.7	208.3	253.5
Other liabilities	53.6	65.0	59.7
Total Asset Management liabilities	257.3	273.3	313.2
Other Operations
Debt	29.6	36.7	35.6
Accrued incentive compensation	64.0	86.1	67.2
Other liabilities	27.3	34.3	34.6
Total Other Operations liabilities	120.9	157.1	137.4
Total liabilities	3,978.6	3,454.3	3,678.7

Equity
White Mountains’s common shareholder’s equity
White Mountains’s common shares and paid-in surplus	547.5	538.6	535.3
Retained earnings	3,404.3	3,211.8	3,175.9
Accumulated other comprehensive income (loss), after tax:
Net unrealized gains (losses) from foreign currency translation and interest rate swap	(2.7)	(3.5)	(3.2)
Total White Mountains’s common shareholders’ equity	3,949.1	3,746.9	3,708.0
Noncontrolling interests	215.1	188.1	158.3
Total equity	4,164.2	3,935.0	3,866.3
Total liabilities and equity	$8,142.8	$7,389.3	$7,545.0

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	September 30, 2023	June 30, 2023	December 31, 2022	September 30, 2022
Book value per share numerators (in millions):
White Mountains’s common shareholders’ equity - GAAP book value per share numerator	$3,949.1	$3,922.2	$3,746.9	$3,708.0
HG Global’s unearned premium reserve (1)	254.2	246.8	242.1	232.2
HG Global’s net deferred acquisition costs (1)	(73.1)	(70.7)	(69.0)	(65.9)
Time value of money discount on expected future payments on the BAM surplus notes (1)	(90.2)	(91.8)	(95.1)	(110.8)
Adjusted book value per share numerator	$4,040.0	$4,006.5	$3,824.9	$3,763.5
Book value per share denominators (in thousands of shares):
Common shares outstanding - GAAP book value per share denominator	2,560.5	2,560.5	2,572.1	2,576.2
Unearned restricted common shares	(15.7)	(19.1)	(14.1)	(17.5)
Adjusted book value per share denominator	2,544.8	2,541.4	2,558.0	2,558.7
GAAP book value per share	$1,542.36	1,531.84	$1,456.74	$1,439.31
Adjusted book value per share	$1,587.59	1,576.46	$1,495.28	$1,470.84
(1) Amount reflects White Mountains's preferred share ownership in HG Global of 96.9%.

	September 30, 2023	June 30, 2023	December 31, 2022	September 30, 2022
Quarter-to-date change in GAAP book value per share, including dividends:	0.7%	0.7%	1.2%	27.5%
Quarter-to-date change in adjusted book value per share, including dividends:	0.7%	0.6%	1.7%	27.7%
Year-to-date change in GAAP book value per share, including dividends:	5.9%	5.2%	24.0%	22.5%
Year-to-date change in adjusted book value per share, including dividends:	6.2%	5.5%	25.7%	23.6%
Year-to-date dividends per share	$1.00	$1.00	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Financial Guarantee (HG Global/BAM)
Earned insurance premiums	$7.9	$7.1	$23.3	$26.0
Net investment income	8.1	5.7	22.9	15.1
Net realized and unrealized investment gains (losses)	(24.1)	(38.8)	(17.0)	(114.0)
Other revenues	.7	1.3	2.0	3.7
Total Financial Guarantee revenues	(7.4)	(24.7)	31.2	(69.2)
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Earned insurance premiums	498.9	346.1	1,047.3	757.8
Net investment income	16.9	4.9	41.2	9.7
Net realized and unrealized investment gains (losses)	(6.6)	(14.4)	35.9	(76.5)
Other revenues	3.6	6.6	(1.1)	10.1
Total P&C Insurance and Reinsurance revenues	512.8	343.2	1,123.3	701.1
Asset Management (Kudu)
Net investment income	15.1	14.8	44.0	41.2
Net realized and unrealized investment gains (losses)	11.2	41.1	45.4	45.8
Total Asset Management revenues	26.3	55.9	89.4	87.0
Other Operations
Net investment income	8.0	8.5	22.0	13.6
Net realized and unrealized investment gains (losses)	8.0	(17.3)	125.8	2.8
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	(46.8)	(18.6)	(38.9)	(113.3)
Commission revenues	3.5	3.2	10.0	8.7
Other revenues	15.2	33.0	67.1	89.6
Total Other Operations revenues	(12.1)	8.8	186.0	1.4
Total revenues	$519.6	$383.2	$1,429.9	$720.3

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Expenses:
Financial Guarantee (HG Global/BAM)
Acquisition expenses	$2.1	$1.7	$6.3	$9.5
General and administrative expenses	17.5	15.8	49.7	49.5
Interest expense	3.8	2.0	10.8	5.4
Total Financial Guarantee expenses	23.4	19.5	66.8	64.4
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Loss and loss adjustment expenses	265.8	213.7	581.1	456.2
Acquisition expenses	90.3	74.8	211.5	174.9
General and administrative expenses	35.4	24.2	105.5	74.9
Change in fair value of contingent consideration	17.0	2.7	16.8	4.9
Interest expense	5.5	3.7	15.7	10.6
Total P&C Insurance and Reinsurance expenses	414.0	319.1	930.6	721.5
Asset Management (Kudu)
General and administrative expenses	4.5	4.5	12.3	10.4
Interest expense	5.5	4.2	15.5	10.3
Total Asset Management expenses	10.0	8.7	27.8	20.7
Other Operations
Cost of sales	8.0	25.0	33.5	68.8
General and administrative expenses	42.2	41.3	130.7	122.1
Interest expense	.9	.6	2.9	1.2
Total Other Operations expenses	51.1	66.9	167.1	192.1
Total expenses	498.5	414.2	1,192.3	998.7
Pre-tax income (loss) from continuing operations	21.1	(31.0)	237.6	(278.4)
Income tax (expense) benefit	(7.3)	7.4	(19.4)	26.1
Net income (loss) from continuing operations	13.8	(23.6)	218.2	(252.3)
Net income (loss) from discontinued operations, net of tax - NSM Group	—	6.3	—	16.4
Net gain (loss) from sale of discontinued operations, net of tax - NSM Group	—	886.8	—	886.8
Net income (loss)	13.8	869.5	218.2	650.9
Net (income) loss attributable to noncontrolling interests	9.8	18.7	4.5	101.5
Net income (loss) attributable to White Mountains’s common shareholders	$23.6	$888.2	$222.7	$752.4

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss) attributable to White Mountains’s common shareholders	$23.6	$888.2	$222.7	$752.4
Other comprehensive income (loss), net of tax	(1.7)	(1.4)	.9	(3.0)
Other comprehensive income (loss) from discontinued operations, net of tax - NSM Group	—	.7	—	(5.2)
Net gain (loss) from foreign currency translation from sale of discontinued operations, net of tax - NSM Group	—	2.9	—	2.9
Comprehensive income (loss)	21.9	890.4	223.6	747.1
Other comprehensive (income) loss attributable to noncontrolling interests	.7	(.3)	(.1)	.4
Comprehensive income (loss) attributable to White Mountains’s common shareholders	$22.6	$890.1	$223.5	$747.5

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Earnings (loss) per share attributable to White Mountains’s common shareholders	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Basic earnings (loss) per share
Continuing operations	$9.19	$(1.66)	$86.82	$(50.73)
Discontinued operations	—	308.59	—	304.97
Total consolidated operations	$9.19	$306.93	$86.82	$254.24

Diluted earnings (loss) per share
Continuing operations	$9.19	$(1.66)	$86.82	$(50.73)
Discontinued operations	—	308.59	—	304.97
Total consolidated operations	$9.19	$306.93	$86.82	$254.24
Dividends declared per White Mountains’s common share	$—	$—	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended September 30, 2023	HG Global/BAM		Ark/WM Outrigger
	HG Global	BAM	Ark	WM Outrigger Re	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$6.6	$1.3	$438.3	$60.6	$—	$—	$506.8
Net investment income	4.3	3.8	13.9	3.0	15.1	8.0	48.1
Net investment income (expense) - BAM surplus note interest	6.6	(6.6)	—	—	—	—	—
Net realized and unrealized investment gains (losses)	(13.6)	(10.5)	(6.6)	—	11.2	8.0	(11.5)
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	(46.8)	(46.8)
Commission revenues	—	—	—	—	—	3.5	3.5
Other revenues	—	.7	3.6	—	—	15.2	19.5

Total revenues	3.9	(11.3)	449.2	63.6	26.3	(12.1)	519.6
Expenses:
Loss and loss adjustment expenses	—	—	258.5	7.3	—	—	265.8
Acquisition expenses	2.0	.1	71.0	19.3	—	—	92.4
Cost of sales	—	—	—	—	—	8.0	8.0
General and administrative expenses	.5	17.0	35.3	.1	4.5	42.2	99.6
Change in fair value of contingent consideration	—	—	17.0	—	—	—	17.0
Interest expense	3.8	—	5.5	—	5.5	.9	15.7
Total expenses	6.3	17.1	387.3	26.7	10.0	51.1	498.5

Pre-tax income (loss)	$(2.4)	$(28.4)	$61.9	$36.9	$16.3	$(63.2)	$21.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Three Months Ended September 30, 2022	HG Global/BAM		Ark/WM Outrigger
	HG Global	BAM	Ark	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$5.9	$1.2	$346.1	$—	$—	$353.2
Net investment income	2.8	2.9	4.9	14.8	8.5	33.9
Net investment income (expense) - BAM surplus note interest	2.9	(2.9)	—	—	—	—
Net realized and unrealized investment gains (losses)	(19.6)	(19.2)	(14.4)	41.1	(17.3)	(29.4)
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	(18.6)	(18.6)
Commission revenues	—	—	—	—	3.2	3.2
Other revenues	.1	1.2	6.6	—	33.0	40.9

Total revenues	(7.9)	(16.8)	343.2	55.9	8.8	383.2
Expenses:
Loss and loss adjustment expenses	—	—	213.7	—	—	213.7
Acquisition expenses	1.6	.1	74.8	—	—	76.5
Cost of sales	—	—	—	—	25.0	25.0
General and administrative expenses	.6	15.2	24.2	4.5	41.3	85.8
Change in fair value of contingent consideration	—	—	2.7	—	—	2.7
Interest expense	2.0	—	3.7	4.2	.6	10.5

Total expenses	4.2	15.3	319.1	8.7	66.9	414.2

Pre-tax income (loss)	$(12.1)	$(32.1)	$24.1	$47.2	$(58.1)	$(31.0)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Nine Months Ended September 30, 2023	HG Global/BAM		Ark/WM Outrigger
	HG Global	BAM	Ark	WM Outrigger Re	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$19.4	$3.9	$971.9	$75.4	$—	$—	$1,070.6
Net investment income	12.4	10.5	33.5	7.7	44.0	22.0	130.1
Net investment income (expense) - BAM surplus note interest	19.7	(19.7)	—	—	—	—	—
Net realized and unrealized investment gains (losses)	(11.4)	(5.6)	35.9	—	45.4	125.8	190.1
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	(38.9)	(38.9)
Commission revenues	—	—	—	—	—	10.0	10.0
Other revenues	—	2.0	(1.1)	—	—	67.1	68.0

Total revenues	40.1	(8.9)	1,040.2	83.1	89.4	186.0	1,429.9
Expenses:
Loss and loss adjustment expenses	—	—	573.2	7.9	—	—	581.1
Acquisition expenses	5.6	.7	189.3	22.2	—	—	217.8
Cost of sales	—	—	—	—	—	33.5	33.5
General and administrative expenses	1.9	47.8	105.3	.2	12.3	130.7	298.2
Change in fair value of contingent consideration	—	—	16.8	—	—	—	16.8
Interest expense	10.8	—	15.7	—	15.5	2.9	44.9
Total expenses	18.3	48.5	900.3	30.3	27.8	167.1	1,192.3

Pre-tax income (loss)	$21.8	$(57.4)	$139.9	$52.8	$61.6	$18.9	$237.6

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Nine Months Ended September 30, 2022	HG Global/BAM		Ark/WM Outrigger
	HG Global	BAM	Ark	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$21.5	$4.5	$757.8	$—	$—	$783.8
Net investment income	7.1	8.0	9.7	41.2	13.6	79.6
Net investment income (expense) - BAM surplus note interest	8.8	(8.8)	—	—	—	—
Net realized and unrealized investment gains (losses)	(57.8)	(56.2)	(76.5)	45.8	2.8	(141.9)
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	(113.3)	(113.3)
Commission revenues	—	—	—	—	8.7	8.7
Other revenues	.3	3.4	10.1	—	89.6	103.4

Total revenues	(20.1)	(49.1)	701.1	87.0	1.4	720.3
Expenses:
Loss and loss adjustment expenses	—	—	456.2	—	—	456.2
Acquisition expenses	7.6	1.9	174.9	—	—	184.4
Cost of sales	—	—	—	—	68.8	68.8
General and administrative expenses	2.1	47.4	74.9	10.4	122.1	256.9
Change in fair value of contingent consideration	—	—	4.9	—	—	4.9
Interest expense	5.4	—	10.6	10.3	1.2	27.5
Total expenses	15.1	49.3	721.5	20.7	192.1	998.7

Pre-tax income (loss)	$(35.2)	$(98.4)	$(20.4)	$66.3	$(190.7)	$(278.4)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
($ in millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
BAM	2023	2022	2023	2022
Gross par value of primary market policies issued	$3,659.9	$3,269.0	$8,735.5	$10,147.8
Gross par value of secondary market policies issued	542.4	826.5	1,746.9	3,269.4
Gross par value of assumed reinsurance	—	42.5	—	42.5
Total gross par value of market policies issued	$4,202.3	$4,138.0	$10,482.4	$13,459.7
Gross written premiums	$16.5	$19.7	$37.3	$46.2
MSC collected	19.9	26.0	46.4	62.3
Total gross written premiums and MSC collected	$36.4	$45.7	$83.7	$108.5
Total pricing	87 bps	110 bps	80 bps	81 bps

	As of September 30, 2023	As of December 31, 2022	As of September 30, 2022
Policyholders’ surplus	$285.8	$283.4	$316.9
Contingency reserve	131.5	118.2	113.9
Qualified statutory capital	417.3	401.6	430.8
Statutory net unearned premiums	58.3	55.3	53.3
Present value of future installment premiums and MSC	10.9	13.3	13.3
HG Re, Ltd collateral trusts at statutory value	587.5	553.1	512.7
Fidus Re, Ltd collateral trust at statutory value	400.0	400.0	250.0
Claims paying resources	$1,474.0	$1,423.3	$1,260.1

	Three Months Ended September 30,		Nine Months Ended September 30,
HG Global	2023	2022	2023	2022
Net written premiums	$14.2	$16.8	$31.9	$39.6
Earned premiums	$6.6	$5.9	$19.4	$21.5

	As of September 30, 2023	As of December 31, 2022	As of September 30, 2022
Unearned premiums	$262.3	$249.8	$239.7
Deferred acquisition costs	$75.4	$71.2	$68.0

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

	Three Months Ended September 30,
Ark/WM Outrigger	2023				2022
	Ark	WM Outrigger Re	Elimination	Total	Ark
Insurance premiums:
Gross written premiums	$251.2	$6.0	$(6.0)	$251.2	$215.5
Net written premiums	$225.0	$6.0	$—	$231.0	$192.6
Net earned premiums	$438.3	$60.6	$—	$498.9	$346.1

Insurance expenses:
Loss and loss adjustment expenses	$258.5	$7.3	$—	$265.8	$213.7
Acquisition expenses	71.0	19.3	—	90.3	74.8
Other underwriting expenses (1)	25.5	—	—	25.5	13.2
Total insurance expenses	$355.0	$26.6	$—	$381.6	$301.7

Insurance ratios:
Loss and loss adjustment expense	59.0%	12.0%	—%	53.3%	61.7%
Acquisition expense	16.2	31.8	—	18.1	21.6
Other underwriting expense	5.8	—	—	5.1	3.8
Combined Ratio	81.0%	43.8%	—%	76.5%	87.1%
(1) Included within general and administrative expenses.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

	Nine Months Ended September 30,
Ark/WM Outrigger	2023				2022
	Ark	WM Outrigger Re	Elimination	Total	Ark
Insurance premiums:
Gross written premiums	$1,666.7	$108.4	$(108.4)	$1,666.7	$1,252.5
Net written premiums	$1,198.0	$108.4	$—	$1,306.4	$1,006.5
Net earned premiums	$971.9	$75.4	$—	$1,047.3	$757.8

Insurance expenses:
Loss and loss adjustment expenses	$573.2	$7.9	$—	$581.1	$456.2
Acquisition expenses	189.3	22.2	—	211.5	174.9
Other underwriting expenses (1)	78.5	—	—	78.5	53.9
Total insurance expenses	$841.0	$30.1	$—	$871.1	$685.0

Insurance ratios:
Loss and loss adjustment expense	59.0%	10.5%	—%	55.5%	60.2%
Acquisition expense	19.5	29.4	—	20.2	23.1
Other underwriting expense	8.1	—	—	7.5	7.1
Combined Ratio	86.6%	39.9%	—%	83.2%	90.4%

(1) Included within general and administrative expenses.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

Kudu	Three Months Ended September 30, 2022	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Twelve Months Ended September 30, 2023
Net investment income (1)	$14.8	$15.1	$41.2	$44.0	$57.2
Net realized and unrealized investment gains (losses)	41.1	11.2	45.8	45.4	63.7
Total revenues	55.9	26.3	87.0	89.4	120.9
General and administrative expenses	4.5	4.5	10.4	12.3	16.6
Interest expense	4.2	5.5	10.3	15.5	20.2
Total expenses	8.7	10.0	20.7	27.8	36.8
GAAP pre-tax income (loss)	47.2	16.3	66.3	61.6	84.1
Income tax (expense) benefit	(16.6)	(4.6)	(21.1)	(13.9)	(19.7)
GAAP net income (loss)	30.6	11.7	45.2	47.7	64.4

Add back:
Interest expense	4.2	5.5	10.3	15.5	20.2
Income tax expense (benefit)	16.6	4.6	21.1	13.9	19.7
General and administrative expenses – depreciation	—	.1	—	.1	.2
Amortization of other intangible assets	—	—	.2	.2	.3
EBITDA	51.4	21.9	76.8	77.4	104.8

Exclude:
Net realized and unrealized investment (gains) losses	(41.1)	(11.2)	(45.8)	(45.4)	(63.7)
Non-cash equity-based compensation expense	—	—	.1	—	.1
Transaction expenses	1.2	1.1	1.4	2.4	2.5
Adjusted EBITDA	$11.5	$11.8	$32.5	$34.4	$43.7

Adjustment to annualize partial year revenues from participation contracts acquired					5.9
Adjustment to remove partial year revenues from participation contracts sold					(3.1)
Annualized adjusted EBITDA					$46.5

GAAP net investment income (1)					$57.2
Adjustment to annualize partial year revenues from participation contracts acquired					5.9
Adjustment to remove partial year revenues from participation contracts sold					(3.1)
Annualized revenue					$60.0

Net equity capital drawn					$328.1
Debt capital drawn					210.3
Total net capital drawn and invested (2)					$538.4

GAAP net investment income revenue yield					10.6%

Cash revenue yield					11.1%

(1) Net investment income includes revenues from participation contracts and income from short-term and other long-term investments.
(2) Total net capital drawn represents equity and debt capital drawn and invested less cumulative distributions.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Kudu (continued)	2023	2022	2023	2022
Beginning balance of Kudu’s participation contracts	$737.1	$727.0	$695.9	$669.5
Contributions to participation contracts	26.7	45.1	144.1	97.9
Proceeds from participation contracts sold	—	—	(110.4)	—
Net realized and unrealized investment gains (losses) on participation contracts sold and pending sale (1)	(.6)	16.3	(1.8)	40.7
Net unrealized investment gains (losses) on participation contracts - all other (2)	12.1	24.8	47.5	5.1
Ending balance of Kudu’s participation contracts (3)	$775.3	$813.2	$775.3	$813.2
(1) Includes realized and unrealized investment gains (losses) recognized from participation contracts beginning in the quarter a contract is classified as pending sale.
(2) Includes unrealized investment gains (losses) recognized from (i) ongoing participation contracts and (ii) participation contracts prior to classification as pending sale.
(3) As of September 30, 2023, Kudu’s other long-term investments also include $5.4 related to a private debt instrument.

Regulation G

This earnings release includes non-GAAP financial measures that have been reconciled from their most comparable GAAP financial measures.
•Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below.

The GAAP book value per share numerator is adjusted (i) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global and (ii) to include a discount for the time value of money arising from the modeled timing of cash payments of principal and interest on the BAM surplus notes.

The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $187 million, $182 million, $179 million and $172 million as of September 30, 2023, June 30, 2023, December 31, 2022 and September 30, 2022, respectively.

Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest and using an 8% discount rate, was estimated to be $93 million, $95 million, $98 million and $114 million less than the nominal GAAP carrying values as of September 30, 2023, June 30, 2023, December 31, 2022 and September 30, 2022, respectively.

White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary, and the value of the BAM surplus notes.

The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. Restricted common shares are earned on a straight-line basis over their vesting periods. The reconciliation of GAAP book value per share to adjusted book value per share is included on page 7.

•The reduction in adjusted book value per share from the decline in MediaAlpha’s share price on page 1 is a non-GAAP financial measure. White Mountains believes this measure to be useful to management and investors by showing the impact of changes in MediaAlpha’s share price to White Mountains’s adjusted book value per share. The following table presents the reconciliation from GAAP to the reported percentage:

	Book value per share	Adjustments to book value per share (1)	Adjusted book value per share
Balance as of June 30, 2023	$1,531.84	$44.62	$1,576.46
Unrealized investment losses per share from White Mountains’s investment in MediaAlpha in the third quarter of 2023	$(18.28)	$(.11)	$(18.39)
Reduction in book value per share and adjusted book value per share from decline in MediaAlpha’s share price	(1)%		(1)%
(1) See reconciliation on page 7.

•Kudu’s EBITDA, adjusted EBITDA, annualized adjusted EBITDA, annualized revenue and cash revenue yield are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets from GAAP net income (loss).

Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) net realized and unrealized investment gains (losses) on Kudu’s revenue and earnings participation contracts, (ii) non-cash equity-based compensation expense and (iii) transaction expenses. A description of each adjustment follows:
•Net realized and unrealized investment gains (losses) - Represents net unrealized investment gains and losses recorded on Kudu’s revenue and earnings participation contracts, which are recorded at fair value under GAAP, and realized investment gains and losses from participation contracts sold during the period.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Kudu’s management compensation that are settled with equity units in Kudu.
•Transaction expenses - Represents costs directly related to Kudu’s mergers and acquisitions activity, such as external lawyer, banker, consulting and placement agent fees, which are not capitalized and are expensed under GAAP.
Annualized adjusted EBITDA is a non-GAAP financial measure that (i) annualizes partial year revenues related to Kudu’s revenue and earnings participation contracts acquired during the previous 12-month period and (ii) removes partial year revenues related to revenue and earnings participation contracts sold during the previous 12-month period.

Annualized revenue is a non-GAAP financial measure that adds the adjustments for annualized adjusted EBITDA to GAAP net investment income.

Cash revenue yield is a non-GAAP financial measure that is derived using annualized revenue as a percentage of total net capital drawn and invested.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Kudu’s performance. White Mountains also believes that annualized adjusted EBITDA is useful to management and investors in understanding the full earnings profile of Kudu’s business as of the end of any 12-month period. See page 18 for the reconciliation of Kudu’s GAAP net income (loss) to EBITDA, adjusted EBITDA and annualized adjusted EBITDA, and the reconciliation of Kudu’s GAAP net investment income to annualized revenue.

•Total consolidated portfolio return excluding MediaAlpha and total equity portfolio return excluding MediaAlpha are non-GAAP financial measures that remove the net investment income and net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha. White Mountains believes these measures to be useful to management and investors by showing the underlying performance of White Mountains’s investment portfolio and equity portfolio without regard to White Mountains’s investment in MediaAlpha. The following tables present reconciliations from GAAP to the reported percentages:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Total consolidated portfolio return	(0.2)%	0.4%	5.3%	(3.6)%
Remove MediaAlpha	0.8%	0.1%	1.0%	2.2%
Total consolidated portfolio return excluding MediaAlpha	0.6%	0.5%	6.3%	(1.4)%

Three Months Ended September 30, 2023
Total equity portfolio return	(0.4)%
Remove MediaAlpha	1.8%
Total equity portfolio return excluding MediaAlpha	1.4%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “could”, “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•change in book value per share, adjusted book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;
•incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;
•projections of revenues, income (or loss), earnings (or loss) per share, EBITDA, adjusted EBITDA, dividends, market share or other financial forecasts of White Mountains or its businesses;
•expansion and growth of its business and operations; and
•future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022;
•claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, wildfires, tornadoes, tsunamis, severe winter weather, public health crises, terrorist attacks, war and war-like actions, explosions, infrastructure failures or cyber-attacks;
•recorded loss reserves subsequently proving to have been inadequate;
•the market value of White Mountains’s investment in MediaAlpha;
•the trends and uncertainties from the COVID-19 pandemic, including judicial interpretations on the extent of insurance coverage provided by insurers for COVID-19 pandemic related claims;
•business opportunities (or lack thereof) that may be presented to it and pursued;
•actions taken by rating agencies, such as financial strength or credit ratings downgrades or placing ratings on negative watch;
•the continued availability of capital and financing;
•deterioration of general economic, market or business conditions, including due to outbreaks of contagious disease (including the COVID-19 pandemic) and corresponding mitigation efforts;
•competitive forces, including the conduct of other insurers;
•changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers; and
•other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.